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                                                                   EXHIBIT 10.24

                     MASTER TOWER ATTACHMENT LEASE AGREEMENT


       THIS MASTER TOWER ATTACHMENT LEASE AGREEMENT ("Master Lease") is executed this _______ day of August, 1998, by and between SpectraSite Communications, Inc., ("SpectraSite"), and Airadigm Communications, Inc. ("Airadigm").

       WHEREAS, SpectraSite and Airadigm entered into that certain Asset Purchase Agreement ("Purchase Agreement") dated the 14th day of August, 1998 in which Airadigm conveyed to SpectraSite certain communications towers and related facilities ("Tower Facilities");

       WHEREAS, Airadigm also assigned to SpectraSite the entire right, title and leasehold interest of Airadigm in and to the real property leased by Airadigm upon which the Tower Facilities were constructed ("Prime Lease"); and

       WHEREAS, as part of the Purchase Agreement SpectraSite agree to enter into this Master Lease to define the terms by which Airadigm will continue to have the right to use and occupy space on the Tower Facilities and on the ground in the vicinity of the Tower Facilities.

       NOW THEREFORE, for and in consideration of the terms and mutual promises herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, SpectraSite and Airadigm agree as follows:

       1. PREMISES. SpectraSite hereby leases to and grants Airadigm the right to maintain, operate and remove wireless communications equipment and appurtenances on towers owned by SpectraSite which are located on certain property owned or leased by SpectraSite and to install equipment on the ground in the vicinity of the Tower Facilities. Each individual tower upon which Airadigm has attached equipment and each Property upon which Airadigm has constructed installed equipment and other improvements pursuant to this Master Lease between SpectraSite and Airadigm shall each be considered and referred to as a separate site for purposes of this Master Lease ("Site"). Each Site conveyed by Airadigm to SpectraSite pursuant to this asset Purchase Agreement executed contemporaneously with this Master Lease or otherwise occupied by Airadigm pursuant to this Master Lease shall be identified by separate site lease agreements ("SLAs") which shall be executed by Airadigm and SpectraSite incorporated by reference into the terms of this Master Lease, a prototype of which is attached hereto as Exhibit "A", each of which is a separate leasehold on the terms and conditions set forth herein. Each SLA shall include a legal description of the real property upon which the Tower is situated (the real property described in the various SLAs as Property may hereinafter be individually or collectively referred to as the "Property or Properties"), a legal description of any easements for ingress, egress and utilities (the real property described in the various SLAs as Easement may hereinafter be individually or collectively referred to as the "Easement or Easements"), and description of Airadigm's equipment which will be located on the Site ("Equipment"). SpectraSite hereby grants to Airadigm the right to install, maintain and operate Airadigm's wireless communications equipment and appurtenances on a tower owned by SpectraSite ("Tower"), and to install, maintain, operate and remove Airadigm's equipment cabinet or compound and related devices owned by Airadigm on a portion of the Property at a location to be depicted on plans provided by Airadigm and approved by SpectraSite (the space occupied by




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Airadigm on the Property and the Tower hereinafter shall be referred to collectively as the "Premises"). SpectraSite also grants Airadigm rights of ingress, egress and utilities to the Premises twenty-four (24) hours per day, seven (7) days per week during the Initial Term and any Renewal Term (as hereinafter defined in paragraphs 3 and 4) of this Master Lease) over that real property described in Exhibit "B" attached to the SLA.

       2. USE. Airadigm may use the Premises for the receipt and transmission of wireless communications signals. The use granted Airadigm by this Master Lease shall be non-exclusive and limited in strict accordance with the terms of this Master Lease. SpectraSite shall have the right to continue to occupy the Property and to enter into lease, sublease, license and other agreements with others for the Property and the Tower in the sole discretion of SpectraSite. Each SLA shall also be subject to the terms and continued existence of the Prime Lease for the Site. SpectraSite shall give Airadigm written notice of such termination or expiration of the Prime Lease as provided herein or as soon as practicable but no later than sixty (60) days prior to the date of an anticipated termination or expiration.

       SpectraSite shall give Airadigm advance written notice of any sublease, license or other agreement granting a third party right to occupy space on a tower which is the subject of this Master Lease which notice shall specify the proposed location of the antennas or other equipment on the tower, the frequency of operation of the equipment and copies of engineering plans depicted the location and method of installation of the equipment.

       SpectraSite shall give notice to Airadigm at the same time that SpectraSite receives notice of any default under any Prime Lese, and SpectraSite shall allow Airadigm to cure any non-monetary default on SpectraSite's behalf. In such case, Airadigm shall be entitled to reimbursement from SpectraSite of any amount paid or obligation incurred in respect thereof; provided, however, that in the event that SpectraSite disputes such alleged default in good faith, SpectraSite shall have no duty to reimburse Airadigm for any amount paid or obligation incurred in respect of such alleged default unless Airadigm obtains SpectraSite's consent to Airadigm's cure of any such default.

       3. INITIAL TERM. The Initial Term of the Master Lease shall be a period of seven (7) years from the date of this Master Lease. The Initial Term of the SLA for each Site shall be for a period of seven (7) years commencing on the Closing date as that term is defined by the Asset Purchase Agreement executed between Airadigm and SpectraSite contemporaneously with the execution of this Master Lease ("Commencement Date") and expiring on the seventh (7th) anniversary of the Commencement Date ("Initial Term").

       4. RENEWAL TERMS. This Master Lease and each SLA shall be deemed extended for each of four (4) additional five (5) year terms (each a "Renewal Term") unless Airadigm gives advance written notice to SpectraSite which notice shall be tendered by Airadigm not less than six (6) months prior to the end of the then existing term of this Master Lease. Each Renewal Term shall be on the same terms and conditions as set forth in this Master Lease except that consideration for this Master Lease shall increase as provided in paragraph 5(b).

       5.    CONSIDERATION.

       (a) Initial Term. During the Initial Term, Airadigm shall pay monthly to SpectraSite on the first day of each calendar month for the first twenty four
(24) months of this Master Lease as consideration for each SLA the sum of One Thousand Five Hundred and No/100 Dollars ($1,500.00) ("Rent"). In the event that the Commencement Date is other than the first day of the



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calendar month, Rent shall be prorated for that month for the number of days remaining in that month. The Rent paid by Airadigm to SpectraSite shall be due without set-off notice or demand. Any Rent or other sum not received by SpectraSite within ten (10) days of the date when due shall be subject to a late penalty of five percent (5%) of the amount which is overdue. Beginning on the twenty-fifth month of the Initial Term Rent shall be increased to One Thousand Eight Hundred and No/100 Dollars ($1,800.00) per month.

       (b) Renewal Term. The Rent applicable to such Renewal Term shall be paid monthly in advance beginning on the first day of the respective Renewal Term in accordance with the following schedule:

             First Renewal Term             $2070.00 per month
             Second Renewal Term            $2380.50 per month
             Third Renewal Term             $2737.58 per month
             Fourth Renewal Term            $3148.21 per month


       6.    WARRANTY OF TITLE AND QUIET ENJOYMENT. SpectraSite warrants that
(i) SpectraSite leases the Property and operates the Tower; and (ii) SpectraSite has full right to make and perform this Master Lease subject to the terms, covenants and conditions of the Master Lease. This Master Lease shall be subordinate and inferior to the Prime Lease and any mortgage, lien or other encumbrance or agreement of record which currently or hereafter encumbers the Property, the Easement or the Tower.

       7.    IMPROVEMENTS BY AIRADIGM.

       (a) Plans, Structural Analysis and RF Analysis. Prior to the commencement of any construction or installation by Airadigm of any original, additional or replacement of any Equipment on the Premises, Airadigm shall furnish, for review and approval by SpectraSite, which approval may be withheld in SpectraSite's reasonable discretion, plans and specifications which may be required by SpectraSite for such construction or installation of the improvements and Airadigm shall not commence the construction or installation on the Premises until such time as Airadigm has received written approval of the plans and specifications from SpectraSite. Airadigm shall be responsible for paying in advance to SpectraSite the cost of any structural enhancements to be made to the Tower to accommodate the Equipment. Upon completion of and payment by Airadigm for the structural enhancement, such structural enhancements shall become the property of SpectraSite, and upon request, Airadigm shall promptly provide to SpectraSite any bills of sale or documentation evidencing Airadigm's ownership of said enhancements. Airadigm shall use a construction firm reasonably acceptable to SpectraSite for any construction activities to be conducted by Airadigm on the Property and the Easement and the installation of Airadigm's equipment on the Tower. Airadigm shall upon the written request of SpectraSite conduct at Airadigm's sole cost and expense a structural analysis and wind load analysis of the Tower which includes any existing loads and the load of Airadigm's antennas, cabling and appurtenances. Upon the written request of SpectraSite, Airadigm shall conduct at Airadigm's sole cost and expense a radio frequency interference analysis ("RF Analysis") of the Equipment with all other equipment which is on the Tower as of the Commencement Date. Airadigm shall use the company of SpectraSite's choice for structural analysis, RF Analysis and the design and construction of platforms, antenna systems, cable runs and any other modification of any type to the Premises and Airadigm shall be solely responsible for and shall indemnify Airadigm from all costs and expenses associated with these materials and services. Airadigm shall be responsible for securing all building permits from any and all applicable governmental authorities prior to the



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commencement of any construction or installation on the Premises by Airadigm.
Copies of the construction permit issued to Airadigm shall be provided to SpectraSite.

       (b) Equipment. A description of the Equipment owned or operated by Airadigm which Airadigm may locate on the Premises will be attached to the SLA. SpectraSite hereby grants Airadigm reasonable access to the Tower and the Premises for the purpose of installing, upgrading, and maintaining the Equipment and appurtenances. Airadigm shall be responsible for all work related to the Equipment to be done on the Premises pursuant to this Master Lease. Airadigm shall provide all materials and shall pay for all labor for the construction, installation, operation, maintenance and repair of the Equipment. Airadigm shall not construct or install any equipment or improvements on the Premises other than which are described in Exhibit "C" of the SLA or alter the radio frequency of operation of the Equipment (except for routine operational adjustments) without first obtaining the prior consent of SpectraSite which consent may be withheld by SpectraSite in SpectraSite's reasonable discretion which discretion shall be reasonably withheld if no additional capacity exists on the Tower. Airadigm shall pay SpectraSite fair market rental value as consideration for the installation of any additional equipment. SpectraSite's determination of whether additional capacity exists shall take into consideration the structural and windloading capacity of the Tower, the potential for interference caused by the operation of the additional Equipment with the equipment of other users or occupants of the Tower and the size of the additional Equipment. The Equipment shall remain Airadigm's exclusive personal property throughout the term and upon termination of the SLA. Airadigm shall have the right to remove all Equipment at Airadigm's sole expense on or before the expiration or earlier termination of the Master Lease; provided, Airadigm repairs any damage to the Property or the Tower caused by such removal. If Airadigm does not remove the Equipment on or prior to the expiration or termination of this Master Lease, Airadigm shall remove such Equipment within a reasonable period thereafter provided Airadigm pays to SpectraSite 115% of the Rent in effect during such holdover period.

       (c) Compliance with Governmental Rules. All work shall be performed by Airadigm or Airadigm's employees, contractors or agents in a good and workmanlike manner. SpectraSite shall be entitled to require compliance with the plans and specifications approved by SpectraSite pursuant to paragraph 7(a), including specifications for the grounding of Airadigm's equipment and antennas. All construction, installations and operations in connection with this Master Lease by Airadigm shall meet with all applicable Rules and Regulations of the FCC, FAA and all applicable codes and regulations of the city, county, and state concerned. SpectraSite assumes no responsibility for the licensing, operation and maintenance of the Equipment. Airadigm has the responsibility of carrying out the terms of Airadigm's FCC license with respect to tower light observation and notification to the FAA if those requirements as imposed on Airadigm are in excess of those required of SpectraSite. Subject to the terms hereof, Airadigm covenants that the Equipment and the construction, installation, maintenance and operation thereof shall not damage the Tower or improvements or interfere with the use of the Tower by SpectraSite.

       8. UTILITIES. All utility services installed on the Premises for the use or benefit of Airadigm shall be made at the sole cost and expense of Airadigm and shall be separately metered from SpectraSite's utilities. Airadigm shall be solely responsible for the payment of utility charges including connection charges and security deposits incurred by Airadigm.

       9. TAXES. Except as provided immediately below, SpectraSite shall pay all real property taxes SpectraSite is obligated to pay under the Master Lease. Airadigm shall reimburse SpectraSite for any increases in real property taxes which are assessed as a direct result of



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Airadigm's improvements to the Premises. As a condition of Airadigm's obligation to pay such tax increases, SpectraSite shall provide to Airadigm the documentation from the taxing authority, reasonably acceptable to Airadigm, indicating the increase is due to Airadigm's improvements.

       10. INTERFERENCE. Airadigm shall install equipment of types and radio frequencies which will not cause interference to communications operations being conducted from the Property or the Tower by other occupants of the Property or the Tower which are in place as of the Commencement Date. Airadigm also covenants that the Equipment installed by Airadigm shall comply with all applicable laws, ordinances and regulations including but not limited to those regulations promulgated by the FCC. In the event the Equipment causes such interference, Airadigm will take all steps necessary to correct and eliminate the interference. If such interference cannot be eliminated within forty-eight
(48) hours after receipt by Airadigm of notice from SpectraSite describing the existence of the interference, Airadigm shall temporarily disconnect the electric power and shut down Equipment (except for intermittent operation for the purpose of testing, after performing maintenance, repair, modification, replacement, or other action taken for the purpose of correcting such interference) until such interference is corrected. If such interference is not corrected within fifteen (15) days after receipt by Airadigm of such prior written notice from SpectraSite of the existence of interference, this Master Lease shall then terminate without further obligation on either part except as may be specifically enumerated herein and Airadigm agrees to then remove the Equipment from the Premises. SpectraSite shall incorporate a provision similar to this paragraph 10 in all future licenses or leases of space upon the Tower to ensure that subsequent tenants do not cause interference with Airadigm's communications operations.

       11.   MAINTENANCE AND REPAIRS.

       (a) Airadigm shall perform all repairs necessary or appropriate to the Equipment on or about the Premises or located on any appurtenant rights-of-way or access to the Premises in good and tenantable condition, reasonable wear and tear excepted. Damage to the Equipment resulting from the acts or omissions of SpectraSite shall be repaired by SpectraSite at SpectraSite's cost and expense, or at the option of Airadigm, SpectraSite shall reimburse Airadigm for the actual costs incurred as evidenced by adequate documentation by Airadigm in repairing such damage or replacing such Equipment.

       (b) SpectraSite, at SpectraSite's sole cost and expense, shall maintain, repair and replace the Tower, and any other portions of the Property and improvements thereto to the extent required to be maintained by SpectraSite pursuant to the Master Lease, in good order and repair, wear and tear excepted so that the Tower will support Airadigm's use thereof under this Master Lease. Damage to the Tower or the equipment or improvements of SpectraSite or others located on the Property or the Tower, which results from the acts or omissions of Airadigm shall be repaired by Airadigm at Airadigm's cost and expense, or at the option of SpectraSite, Airadigm shall reimburse SpectraSite for the actual costs incurred as evidenced by adequate documentation by SpectraSite in repairing such damage or replacing such equipment or improvements.

       12. TOWER MARKING AND LIGHTING REQUIREMENTS. SpectraSite shall be responsible for compliance with any applicable marking and lighting requirements of the FAA and the FCC provided that if the requirement for compliance results from the presence of the Equipment on the Tower, Airadigm shall pay the costs and expenses therefor (including any lighting automated alarm system so required). SpectraSite shall indemnify and hold Airadigm harmless from any and all losses, damages, fines, penalties or costs of any kind which may arise from the improper design, maintenance or operation of the Tower or tower lighting systems, or which may be



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imposed by the FAA, FCC or any other federal, state or local agency arising from the improper design, maintenance or operation of the Tower or tower lighting systems unless such obligations arise solely as a result of the installation of the Airadigm Equipment on the Tower. Should Airadigm be cited due to the operation of Airadigm's Equipment or because the use of Premises by Airadigm are not in compliance and, should Airadigm fail to cure the conditions of noncompliance, SpectraSite may either terminate the Site Lease applicable to the site which is not in compliance or, with prior notice from SpectraSite to Airadigm and allowing Airadigm a reasonable opportunity to cure, proceed to cure the conditions of noncompliance at Airadigm's expense. Amounts of all expenses to cure such conditions of non-compliance, together with any such fine or citation paid by Airadigm, may be deducted by Airadigm from the Rent.

       13. MECHANICS' LIENS. Neither Airadigm nor SpectraSite shall permit any mechanic's, materialmen's, contractors' or subcontractors' liens arising from any construction work, repair, restoration or removal or any other claims or demands against such party to be enforced against the Premises or any part thereof. SpectraSite shall have the right at any time to post and maintain upon the Premises such notices as may be necessary to protect SpectraSite against liability for all such liens and encumbrances. Airadigm shall give SpectraSite written notice prior to the commencement of any work or the delivery of any materials connected with such work or construction, repair, restoration, or removal of materials on the Premises (except routine maintenance). SpectraSite shall assume no liability for the payment of materials or labor which accrue in the installation of Airadigm's improvements upon the Premises and no mechanics' or materialmen's liens for Airadigm's improvements shall attach to the interest of SpectraSite in the Premises.

       14. INDEMNIFICATION. Airadigm and SpectraSite shall each exonerate, hold harmless, indemnify, and defend the other from any and all claims, obligations, liabilities, costs, demands, damages, expenses, suits or causes of action, including costs and reasonable attorneys' fees, which may arise out of
(i) any injury to or the death of any person; or (ii) any damage to property, if such injury, death or damage arises out of or is attributable to or results from the negligent or intentional acts or omissions of the indemnifying party or the indemnifying party's principals, employees, agents or independent contractors relating to or arising from out of the indemnifying party's use and operation of the Premises. Airadigm's indemnity obligations under Section 14 shall be subject to the following: (i) If any claim is asserted against SpectraSite that would give rise to a claim by SpectraSite against Airadigm for indemnification under the provisions of this Section, then SpectraSite shall promptly give written notice to Airadigm concerning such claim and Airadigm shall, at no expense to SpectraSite, defend the claim and (ii) Airadigm shall not be required to indemnify SpectraSite as to any Site for an amount that exceeds $250,000 per Site.

       15. FINANCING AGREEMENTS. Airadigm may, upon written notice to SpectraSite, mortgage or grant a security interest in and to the Equipment and its interest in the SLA to any such mortgagees or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Secured Parties").

       16. DISCLAIMER OF WARRANTIES, INCIDENTAL AND CONSEQUENTIAL DAMAGES. SPECTRASITE HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ASSOCIATED WITH THE PREMISES OR THE TOWER. AIRADIGM ACCEPTS THE PREMISES "AS IS". SPECTRASITE SHALL NOT BE RESPONSIBLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES INCURRED RESULTING FROM (i) AIRADIGM'S USE OR AIRADIGM'S INABILITY TO USE THE PREMISES; OR FROM (ii) DAMAGE TO


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AIRADIGM'S EQUIPMENT WHICH IS CAUSED BY THE NEGLIGENCE OF SPECTRASITE.

       17.   ENVIRONMENTAL INDEMNIFICATION.

       (a) Airadigm, its heirs, grantees, successors, and assigns, shall indemnify, defend, reimburse and hold harmless SpectraSite from and against any and all environmental damages caused by activities conducted on the Premises by Airadigm, and (i) arising from the presence of any substance, chemical or waste identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation including petroleum or hydrocarbon based fuels such as diesel, propane or natural gas (collectively, "Hazardous Materials") upon, about or beneath the Premises or migrating from the Premises, or (ii) arising in any manner whatsoever out of Airadigm's use or operations which are a violation of any environmental requirements pertaining to the Premises and any activities thereon. Airadigm shall not nor shall Airadigm allow its employees, agents or independent contractors to treat, store or dispose of any Hazardous Materials on the Premises or the Property except in compliance with law.

       (b) SpectraSite, its heirs, grantees, successors, and assigns, shall indemnify, defend, reimburse and hold harmless Airadigm from and against any and all environmental damages caused by activities conducted on the Premises by SpectraSite, and (i) arising from the presence of any substance, chemical or waste identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation including petroleum or hydrocarbon based fuels such as diesel, propane or natural gas (collectively, "Hazardous Materials") upon, about or beneath the Premises or migrating from the Premises, or (ii) arising in any manner whatsoever out of SpectraSite's use or operations which are a violation of any environmental requirements pertaining to the Premises and any activities thereon. SpectraSite shall not nor shall SpectraSite allow its employees, agents or independent contractors to treat, store or dispose of any Hazardous Materials on the Premises or the Property except in compliance with law.

       18.   LIABILITY INSURANCE.

       (a) Airadigm and SpectraSite shall each carry during the term of this Master Lease, at each party's own cost and expense, respectively, the following insurance: (i) "All Risk" property insurance which insures Airadigm's property and the Tower respectively for eighty percent (80%) of such property's full replacement cost; and (ii) comprehensive general liability insurance with a commercial general liability endorsement having a minimum limit of liability of $1,000,000, with a combined limit for bodily injury and/or property damage for any one occurrence, and (iii) excess/umbrella coverage of $2,000,000.

       (b) SpectraSite and Airadigm shall each name the other as an additional insured under each party's own liability policy, respectively, and require each party's own insurance company, respectively, to endeavor to give at least thirty
(30) days' written notice of termination or cancellation of the policy to the additional insured. A certificate of such insurance, together with such endorsement as to prior written notice of termination or cancellation, shall be delivered to the additional insured within thirty (30) days from the execution of this Master Lease and before the expiration of any term of such insurance from an insurance company authorized to do business in the state in which the Property is located.

       19.   SUBROGATION.


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       (a)   In General. All insurance policies required under this Master Lease shall contain a waiver of subrogation provision under the terms of which the insurance carrier waives all of such carrier's rights to proceed against the other party.

       (b) Mutual Release. SpectraSite and Airadigm each release the other and their respective representatives from any claims by them or any one claiming through or under them by way of subrogation or otherwise for damage to the Premises and to the fixtures, personal property, improvements and alterations in or on the Premises that are caused by or result from risks insured against under any insurance policy carried by them and required by this Master Lease; provided that such releases shall be effective only if and to the extent that the same do not diminish or adversely affect the coverage under such insurance policies.

       20. CONDEMNATION. If the whole or any substantial part of the Premises shall be taken by any public authority under the power of eminent domain so as to interfere with Airadigm's use and occupancy thereof, then the SLA applicable to that particular Site shall cease on the part so taken on the date of possession by such authority of that part, and any unearned Rent paid in advance of such date shall be refunded by SpectraSite to Airadigm within thirty (30) days of such possession, and Airadigm shall have the right to terminate the applicable SLA upon written notice to SpectraSite, which notice shall be delivered by Airadigm within thirty (30) days following the date notice is received by Airadigm of such taking or possession. If Airadigm chooses not to terminate the SLA, the Rent shall be reduced or abated in proportion to the actual reduction or abatement of Airadigm's use of the Premises.

       21. DEFAULT BY AIRADIGM. The occurrence of any of the following instances shall be considered to be a default or a breach of this Master Lease by Airadigm:

       (a) any failure of Airadigm to pay the Rent or any other charge for which Airadigm has the responsibility of payment under this Master Lease within thirty (30) days of the date when due;

       (b) any failure of Airadigm to perform or observe any term, covenant, provision or conditions of this Master Lease which failure is not corrected or cured by Airadigm within thirty (30) days of receipt by Airadigm of written notice from SpectraSite of the existence of such a default; except such thirty
(30) day cure period shall be extended as reasonably necessary to permit Airadigm to complete a cure so long as Airadigm commences the cure within such thirty (30) day cure period and thereafter continuously and diligently pursues and completes such cure:

       (c) Airadigm shall become bankrupt, insolvent or file a voluntary petition in bankruptcy, have an involuntary petition in bankruptcy filed against Airadigm which cannot be dismissed by Airadigm within sixty (60) days of the date of the filing of the involuntary petition, file for reorganization or arrange for the appointment of a receiver or trustee in bankruptcy or reorganization of all or a substantial portion of Airadigm's assets, or Airadigm makes an assignment for such purposes for the benefit of creditors;

       (d) a lien by way of attachment is imposed upon this Master Lease or Airadigm's interest herein or Airadigm's interest in the Premises; or

       (e) the imposition of any lien on the Equipment except as may be expressly authorized by this Master Lease, or an attempt by Airadigm or anyone claiming through Airadigm to encumber SpectraSite's interest in the Tower or the Property unless such lien is released or insured over within thirty (30) days of notice to Airadigm of the existence of such lien.



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       22.   REMEDIES. In the event of a default by Airadigm under the terms of paragraph 21 of this Master Lease and after the Airadigm's failure to cure such default within the time allowed the Airadigm to cure such default, then SpectraSite may, in addition to all other rights or remedies SpectraSite may have hereunder at law or in equity, terminate the SLA applicable to the Site on which the default occurred by giving written notice to the Airadigm stating the date upon which such termination shall be effective, accelerating and declaring to be immediately due and payable all Rents which would have otherwise been due SpectraSite absent a breach of the Master Lease by Airadigm for the balance of the then existing term which rents shall be discounted to present value at the rate of __ percent (__%). In addition, SpectraSite may upon obtaining an order of a court of competent jurisdiction authorizing such action, terminate electrical power to the Equipment, and remove the Equipment without being deemed liable for trespass or conversion and store the same at Airadigm's sole cost and expense. Airadigm and SpectraSite shall both use reasonable efforts to mitigate the other's damages in the event of a default by the other party under this Master Lease.

       23. ENTIRE AGREEMENT. This Master Lease contains the entire agreement between the parties hereto and supersedes all previous negotiations leading thereto. This Master Lease may be modified only by an agreement in writing executed by SpectraSite and Airadigm.

       24. SUCCESSORS AND ASSIGNS. This Master Lease shall be binding upon and inure to the benefit of the legal representatives, heirs, successors, and assigns of SpectraSite and Airadigm.

       25. SUBORDINATION. This Agreement and any option or right of first refusal granted hereunder, at SpectraSite's option, shall be subordinate to any ground lease, mortgage, deed of trust or other encumbrance now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any ground lessor, mortgagee, beneficiary or other lienholder shall elect to have this Agreement and any such option or right of first refusal prior to the lien of the ground lease, mortgage, deed of trust or other encumbrance, and shall give written notice thereof to Airadigm, this lease and such option or right of first refusal shall be deemed to be prior to such ground lease, mortgage, deed of trust or other encumbrance, whether this Agreement or such option or right of first refusal is dated prior or subsequent to the date of such ground Agreement, mortgage, deed of trust or other encumbrance or the date of the recording thereof. Airadigm agrees to execute any documents required to effect an attornment or subordination or to make this Agreement and such option or right of first refusal prior to the lien of any ground Agreement, mortgage, deed of trust or other encumbrance. Airadigm's failure to execute any such documents within ten (10) days after written demand shall constitute a material default by Airadigm hereunder, or, at SpectraSite's option, SpectraSite shall execute any such documents on behalf of Airadigm as Airadigm's attorney-in-fact. Airadigm hereby makes, constitutes and irrevocably appoints SpectraSite as Airadigm's attorney-in-fact to execute any such documents in Airadigm's name, place and stead. SpectraSite shall use reasonable efforts to obtain a non-disturbance and attornment agreement from the holder of any such instrument which shall provide in pertinent part that said entity shall agree to be bound by the terms of this Master Lease and Airadigm's use and occupancy of the Premises shall not be disturbed unless Airadigm is then in default under the terms, covenants and conditions of this Master Lease beyond any applicable cure period.

       26. ASSIGNMENTS AND SUBLEASES. Airadigm shall not voluntarily, involuntarily or by operation of law assign, mortgage, sublet or otherwise transfer or encumber all or any part of Airadigm's interest in this Agreement, any SLA, or in the Premises without SpectraSite's prior written consent which amount may be withheld in the sole and absolute discretion of SpectraSite. Any attempted assignment, mortgage, subletting or other transfer or encumbrance without the consent of SpectraSite shall be void and shall, at SpectraSite's election, constitute a breach of this Agreement without any need for notice thereof to Airadigm. If Airadigm desires at any time to assign or otherwise transfer this Agreement or to sublet the Premises or any portion thereof, it shall first notify SpectraSite of its desire to do so and shall submit in writing to SpectraSite (i) the name of the proposed sublessees or assignee; (ii) the, terms and provisions of the proposed sublease or assignment; and (iii) such financial and other information as SpectraSite may reasonably request concerning the proposed sublessees or assignee. At any time within fifteen (15) days after SpectraSite's receipt of the information specified, SpectraSite may by written notice to Airadigm and SpectraSite's reasonable discretion (A) consent to the subletting or assignment upon the terms and to the sublessees or assignee proposed; (B) refuse to give its consent. Airadigm agrees that SpectraSite may refuse to consent to any proposed assignment or subletting for any reason or reasons deemed sufficient by SpectraSite without regard to any objective standard of reasonableness and may consent to a proposed subletting or assignment subject to such conditions as SpectraSite, in its sole discretion, deems appropriate including, without limitation, the condition that the rent under this Agreement be increased. If SpectraSite consents to such assignment or subletting, Airadigm may, within ninety (90) days after the date of SpectraSite's consent, enter into a valid assignment or sublease of the Premises or portion thereof upon the terms and conditions described in the information required above to be furnished by Airadigm to SpectraSite, or upon other terms not more favorable to Airadigm; provided, however, that any material change in such terms shall be subject to SpectraSite's consent. Notwithstanding the foregoing, SpectraSite acknowledges and agrees that (i) Airadigm may grant a conditional assignment of its interest in and to this Master Lease to Ericsson Inc. as security for an existing financing relationship between Airadigm and Ericsson Inc., (ii) Airadigm may sublease or assign this Master Lease to an affiliate of Airadigm, and (iii) may assign this Master Lease to a purchaser of substantially all of the assets of Airadigm provided that in each instance the assignee or sublessee shall execute an instrument in a form which is reasonably acceptable to SpectraSite in which the assignee ratifies and agrees to be bound by the terms of this Master Lease and any other applicable agreement between the parties. In no event shall any such assignment or sublease release Airadigm from any liability under this Master Lease.

       27. NOTICES. All notices or demands by or from SpectraSite to Airadigm, or Airadigm to SpectraSite, shall be in writing. Such notices or demands shall be mailed to the other party at the following address:

       SpectraSite:    SpectraSite Communications, Inc.
                       8000 Regency Park, Suite 570
                       Cary, NC 27511
                       Attention:  Steve Clark

       With a copy to: Lewellen & Frazier, PLC
                       Plaza West Building
                       415 North McKinley, Suite 1240
                       Little Rock, AR 72205
                       Attention.: Todd A. Lewellen

       Airadigm:       Airadigm  Communications, Inc.

                       2301 Kelbe Drive
                       Little Chute, WI 54140
                       Attn:  Vice President Finance

       With a copy to: Airadigm Communications, Inc.
                       2301 Kelbe Drive
                       Little Chute, WI 54140
                       Attn:  Central Administration


       28. SALE OF TOWER FACILITIES BY SPECTRASITE. SpectraSite may sell, transfer or assign its interest in this Agreement or all or part of the Tower Facilities governed by this Agreement upon notice to Airadigm provided that such sale, transfer or assignment shall be subject to the terms, covenants and conditions of this Agreement.

       IN WITNESS WHEREOF, the SpectraSite and Airadigm have executed this Tower Attachment Master Lease Agreement as of the date and year first above written.

                                     SPECTRASITE:


                                     SPECTRASITE COMMUNICATIONS, INC.


                                     By:
                                         -----------------------------
                                     Name:
                                           ---------------------------
                                     Title:
                                            --------------------------
                                                  (CORPORATE SEAL)


                                     AIRADIGM:


                                     AIRADIGM COMMUNICATIONS, INC.


                                     By:
                                         ---------------------------
                                     Name:
                                           -------------------------
                                     Title:
                                            ------------------------
                                                  (CORPORATE SEAL)

                                   EXHIBIT "A"

                              SITE LEASE AGREEMENT

       THIS SITE LEASE AGREEMENT ("SLA") is executed this _____ day of ____________, 1998, by and between SPECTRASITE COMMUNICATIONS, INC. ("SpectraSite") and AIRADIGM COMMUNICATIONS, INC. ("Airadigm").

       WHEREAS, on the ____ day of ________________, 19__, SpectraSite and Airadigm entered into that certain Master Tower Attachment Master Lease Agreement ("Master Lease") which provides for the execution of individual SLAs for each Site, as that term is defined in the Master Lease, owned by SpectraSite upon which Airadigm desires to mount certain antenna, structures and other equipment.

       1. SITE. Subject to the terms of the Master Lease, SpectraSite hereby leases unto grants to Carrier a License to install, maintain, operate, upgrade and remove Carrier's wireless communications equipment and appurtenances on a tower owned by SpectraSite ("Tower"), including antennas between the heights of _________________________________ above ground level on the Tower, which is located on certain real property leased by SpectraSite more particularly described in Exhibit "A" attached hereto ("Property"); and to install, maintain, operate and remove Carrier's equipment cabinet or compound and related devices owned by Carrier on a _________________________portion of the Property at a location to be agreed upon in writing between SpectraSite and Carrier (the space occupied by Carrier on the Property and the Tower hereinafter shall be referred to collectively as the "Premises"). Subject to the terms of the Master Lease SpectraSite has leased to Airadigm the use of a tower or other structure owned by SpectraSite and space on certain real property in the vicinity of the Tower which real property is described in Exhibit "A" attached hereto ("Property"). SpectraSite has granted unto Airadigm for the Initial Term and any Renewal Term an easement for ingress, egress and utilities during the term of the Master Lease over the property described in Exhibit "B" attached hereto ("Easement"). (The Tower, Property and easement shall constitute and hereinafter be referred to and known as the "Site"). The Site is more commonly known to SpectraSite as the ____________ Site.

       2. EQUIPMENT. A description of the equipment, antennae, mounting height of the antenna and other personal property of Airadigm which Airadigm intends to locate on the Site ("Equipment") is described in Exhibit "C" attached hereto.

       3. PRIME LEASE. A copy of the Prime Lease for this Site is attached hereto as Exhibit "D" and is incorporated by reference herein. This SLA shall be subject to the terms, covenants and conditions of the Prime Lease.

       4 .   EFFECT OF AGREEMENT. SpectraSite and Airadigm acknowledge that the
Master Lease is the controlling agreement between the parties with regard to Airadigm's lease of the Site. This SLA is intended to supplement the Master Lease and fulfill the requirements of paragraph 1 of the Master Lease.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                     LESSOR:

                                            SPECTRASITE COMMUNICATIONS, INC.


                                            By:
                                                ---------------------------
                                            Title:
                                                   -----------------------

                                              LESSEE:

                                             AIRADIGM COMMUNICATIONS, INC.

                                            By:
                                                ---------------------------

                                            Title:
                                                   -----------------------

                                 ACKNOWLEDGMENTS

                                   EXHIBIT "A"

                        LEGAL DESCRIPTION OF THE PROPERTY

                                   EXHIBIT "B"

                         LEGAL DESCRIPTION OF EASEMENTS

                                   EXHIBIT "C"

                                 EQUIPMENT LIST

                                   EXHIBIT "D"

                                   PRIME LEASE